UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020 (May 5, 2020)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-6471

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed on April 3, 2020 by Shoe Carnival, Inc. (the “Company”), as a result of the COVID-19 pandemic, the annual base salaries of each of the Company’s named executive officers and certain other members of the Company’s senior management team were temporarily reduced by 20% starting on April 5, 2020 and effective until at least 50% of the Company’s store locations were re-opened.  The cash retainer fees paid to the Company’s non-employee directors were temporarily reduced by 20% during that same time period.

Effective as of May 5, 2020, the Company has re-opened over 50% of its store locations.  As a result, the temporary reductions in the annual base salaries of the Company’s named executive officers and other members of the Company’s senior management team and the temporary reductions in the cash retainer fees paid to the Company’s non-employee directors are no longer in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: May 11, 2020	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer

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